UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On August 28, 2023, Planet 13 Holdings Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with VidaCann, LLC (“VidaCann”), Loop’s Dispensaries, LLC (“Dispensaries”), Ray of Hope 4 Florida, LLC (“Ray of Hope”) and Loops Nursery & Greenhouses, Inc. (“Nursery” and together with Dispensaries and Ray of Hope, the “Sellers”), David Loop (“Loop”) and Mark Ascik (together with Loop, the “Indemnifying Members”) and Loop, solely in his capacity as Seller Representative, pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will acquire from the Sellers all of the membership interests in VidaCann (the “Transaction”).

Pursuant to the Purchase Agreement, the Company will acquire VidaCann from the Sellers for agreed consideration at closing of the Transaction (the “Closing”) equal to the sum of: (i) 78,461,538 common shares in the capital of the Company (the “Base Share Consideration”), of which 1,307,698 shares will be issued to VidaCann’s industry advisor (the "VC Advisor"); (ii) a cash payment of US$4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes to be issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of the Company’s common shares of (CAD$0.69) US$0.5071 as of August 25, 2023 on the Canadian Securities Exchange (the “CSE”) (based on the Bank of Canada CAD to USD exchange rate on August 25, 2023 of CAD$1.00=US$1.3606), the total consideration is valued at approximately US$48.9 million. The Purchase Agreement contemplates that VidaCann will continue to have US$3,000,000 of bank indebtedness and US$1,500,000 or less of related party notes to former VidaCann owners at the Closing.

The Purchase Agreement contains customary representations, warranties and covenants. The Sellers and VidaCann have agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrain from taking certain actions without the Company’s consent. The parties have each agreed to use their respective reasonable best efforts to consummate the Transaction, including to obtain required regulatory approvals and certain consents.

The Sellers, Indemnifying Members and the Company have each agreed to customary indemnification obligations with respect to breaches of their respective representations and warranties and failures to perform their respective obligations under the Purchase Agreement following the Closing. The Indemnifying Members’ indemnification obligations are subject to certain customary limitations and deductibles.

The Transaction is expected to close in, or immediately prior to, the first quarter of 2024, subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including, among others, (i) the sale of the Company’s Medical Marijuana Treatment Center license in Florida to a third party, including any regulatory approvals required to effectuate the sale; (ii) the receipt of all regulatory consents from governmental authorities related to the operation of a cannabis business and consents required by the CSE; (iii) the receipt of certain third-party contractual consents and entry into certain other contractual arrangements; (iv) the entry into a non-compete agreement between the Company and each of the Indemnifying Members and Bobby Loehr; (v) the absence of any law or governmental order prohibiting the consummation of the Transaction; (vi) the accuracy of the parties respective representations and warranties; and (vii) the performance by the parties of their respective obligations under the Purchase Agreement.

The Sellers will be granted the right on closing to nominate one additional (fifth), director to the board of directors of the Company (the “Board”).

The Board has received a fairness opinion from Evans & Evans, Inc. (“Evans & Evans”) to the effect that, in its opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by the Company is fair, from a financial point of view, to the Company’s shareholders. The fee paid to Evans & Evans in connection with the delivery of its fairness opinion is not contingent on the successful implementation of the Transaction.

Post-transaction, the former equityholders of VidaCann, along with the VC Advisor, will have approximately 26.09% pro forma ownership in the Company on a fully diluted basis, before factoring in any adjustments to the Base Share Consideration. Each Seller and each equityholder of a Seller that holds over 5% in direct or indirect interest in VidaCann and receives Base Share Consideration will be subject to a lock-up agreement restricting trading of the shares received, with the release of one-third of shares from such restrictions six months following Closing and each subsequent six months thereafter.

The Purchase Agreement contains customary termination provisions, including the ability to terminate in the event the Transaction has not been completed by April 30, 2024.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company intends to issue the Base Share Consideration described herein in reliance upon exemptions from registration afforded by Section 4(a)(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On August 28, 2023, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to the ability to successfully integrate the business of VidaCann and to realize the anticipated benefits to Planet 13 of the proposed transaction described  above including the parties’ strategic plans and expansion and expectations regarding the growth of the Florida cannabis market, information concerning the timing and completion of the Transaction and the acquisition of all of the membership interests in VidaCann, the timing and anticipated receipt of required regulatory approvals for the Transaction and satisfaction of other customary closing conditions.

Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the potential that regulatory approval of the Transaction may not be received or may be delayed or that other conditions to the closing of the Transaction may not be satisfied, the potential impact on the Company’s business or stock price due to the announcement of the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1#	Membership Interest Purchase Agreement, dated August 28, 2023, by and between Planet 13 Holdings Inc., VidaCann LLC, Loop’s Dispensaries, LLC, Ray of Hope 4 Florida, LLC, Loops Nursery & Greenhouses, Inc., David Loop and Mark Ascik and David Loop, solely in his capacity as Seller Representative.
99.1	Press Release, dated August 28, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: August 28, 2023	By:	/s/ Robert Groesbeck
	Name:	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: August 28, 2023	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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